UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2007 (August 7, 2007)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On August 7, 2007, the Chairman and Chief Executive Officer of Hertz Global Holdings, Inc. (“Hertz Holdings”), Mark P. Frissora, spoke at the JP Morgan Harbour Auto Conference in Dearborn, MI.  Hertz Holdings is the indirect parent company of The Hertz Corporation.  The presentation was broadcast live to the public through an audio webcast and the slides that accompanied the presentation were available to the public at the time of the webcast through the Hertz website.  The financial information relating to completed fiscal periods that was part of the presentation is included in the slides that accompanied the presentation, a copy of which is attached hereto as Exhibit 99.1.

The  presentation included certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the comparable measures calculated and presented in accordance with GAAP is attached hereto as part of Exhibit 99.1.  The reasons Hertz Holdings’ and The Hertz Corporation’s management believe that presentation of the non-GAAP financial measures included in the presentation provide useful information regarding The Hertz Corporation’s and Hertz Holdings’ financial condition and results of operations and additional purposes, if any, why The Hertz Corporation’s and Hertz Holdings’ management utilize the non-GAAP financial measures are attached hereto as part of Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	PowerPoint presentation from August 7, 2007, Hertz Holdings presentation to the JP Morgan Harbour Auto Conference.

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Paul J. Siracusa
	Name:	Paul J. Siracusa
	Title:	Executive Vice President
and Chief Financial Officer

Date: August 13, 2007